Exhibit 99.2

Certification of Principal Financial Officer

The undersigned certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: May 13, 2003	/s/ Howard M. Nathan
Howard M. Nathan
Principal Financial Officer